Cassidy & Associates
                1504 R Street, N.W.
              Washington, D.C. 20009
                   202/387-5400

                   April 8, 1998

Board of Directors
Century Investments International, Inc.
1201 4th Avenue South, Suite 312
Seattle, Washington 98134

    Re:  Amendment to Registration Statement on Form S-11
              (File No. 333-35933)

Gentlemen:

    We have acted as counsel for Century Investments International, Inc. a Delaware corporation (the "Company") in connection with the preparation and filing by the Company of a registration statement (the "Registration Statement" on Form S-11, under the Securities Act of 1933, as amended, relating to the Company's public offering of 1,000,000 shares of Common Stock $.0001 par value per share (the "Shares").

    We have examined the Certificate of Incorporation and By-Laws of the Company, the minutes of various meetings and consents of the Board of Directors of the Company, the Common Stock, originals or copies of all such records of the Company as provided to us by the Company as representing all such meetings and consents in existence, and such documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary and as represented to us by the Company as those in existence to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company.

    Based on the foregoing and reliance upon such representations of the Company, we are of the opinion that:

    The 1,000,000 shares of Common Stock to be offered and sold by the Company have been duly authorized and will be validly issued, fully paid and non-assessable when sold and issued in accordance with the Prospectus.

    We hereby consent to be named in the Registration
Statement and the Prospectus as attorneys under the caption
"Legal Matters."


                                        Sincerely,



                                         Cassidy & Associates